SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2001
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5 - OTHER EVENTS:

Ramtron confirmed its revenue expectations for the third quarter ended September 30, 2001. The company anticipates third-quarter revenues of $7.0 million to $8.0 million, more than double second-quarter 2001 revenues of $3.4 million. In addition, the company expects an improved cash position at September 30 due primarily to receipt of payment for a development milestone, receipt of a licensing fee from Texas Instruments, and the sale of a portion of marketable securities. Cash balances at the end of the third quarter are expected to be approximately $8.0 million. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
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                99.1   Press Release dated October 4, 2001.

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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated October 4, 2001

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